THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to the Loan and Security Agreement (this "Amendment"), dated as of May 29, 2025, is entered into by and among CPCI FUNDING SPV, LLC (the "Company"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as lender (the "Lender") and administrative agent (the "Administrative Agent"), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the "Collateral Agent") and collateral administrator (in such capacity, the "Collateral Administrator"), U.S. BANK NATIONAL ASSOCIATION, as securities intermediary (in such capacity, the "Securities Intermediary") and CRESCENT PRIVATE CREDIT INCOME CORP., as servicer (the "Servicer"). Reference is hereby made to the Loan and Security Agreement, dated as of December 8, 2023 (as amended by the First Amendment, dated as of August 23, 2024, and the Second Amendment, dated as of February 5, 2025, the "Agreement"), among the Company, the Lender, the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Servicer. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Agreement.

WHEREAS, the parties hereto are parties to the Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Agreement in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Agreement is hereby amended as follows:

SECTION 1. AMENDMENT TO THE AGREEMENT

(a)
The Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the changed pages of the Agreement attached as Exhibit A hereto.

SECTION 2. MISCELLANEOUS.

(a) The parties hereto hereby agree that, except as specifically amended herein, the Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Agreement or constitute a waiver of any provision of any other agreement.

(b) Pursuant to Section 4.03(e) of the Agreement, the Company agrees to pay to the Administrative Agent, for the account of each Lender, on or before the Third Amendment Effective Date, an upfront fee in connection with the Amendment in an aggregate amount specified in the Third Amendment Effective Date Letter.

(c) The Collateral Administrator, the Collateral Agent and the Securities Intermediary are hereby directed to execute and deliver this Amendment.

(d) (i) Each of the Servicer, the Parent and the Company hereby certifies (solely as to itself) that all of its representations and warranties set forth in Section 6.01 of the Agreement are true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date and (ii) the Company hereby certifies that, as of the date hereof, no Default, Event of Default or Market Value Event has occurred and the Borrowing Base Test is satisfied.

(e) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(f) This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by email or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment. The words "executed," "execution," "sign," "signed," "signature," and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, "pdf," "tif," "tiff," "jpeg" or "jpg") and other electronic signatures (including, without limitation, Orbit, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CPCI FUNDING SPV, LLC,
as Company

By____/s/Raymond Barrios_____________________________
Name: Raymond Barrios
Title: Authorized Person

By____/s/Eric Hall______________________________
Name: Eric Hall
Title: Authorized Person

CRESCENT PRIVATE CREDIT INCOME CORP.,
as Servicer

By____/s/Raymond Barrios______________________________
Name: Raymond Barrios
Title: President

By____/s/Eric Hall______________________________
Name: Eric Hall
Title: Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By__/s/Jon Warn________________________________
Name: Jon Warn
Title: Senior Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By__/s/Jon Warn________________________________
Name: Jon Warn
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By__/s/Jon Warn________________________________
Name: Jon Warn
Title: Senior Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By___/s/James Greenfield_______________________________
Name: James Greenfield
Title: Managing Director

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By__/s/James Greenfield________________________________
Name: James Greenfield
Title: Managing Director

For purposes of Section 2(d) of this Amendment:

CRESCENT PRIVATE CREDIT INCOME CORP.,
as Parent

By____/s/Raymond Barrios______________________________
Name: Raymond Barrios
Title: President

By____/s/Eric Hall______________________________
Name: Eric Hall
Title: Chief Executive Officer

Exhibit A

Amendment

EXECUTION VERSION

~~Execution Version~~

Conformed through the ~~Second~~Third Amendment to Loan and Security Agreement

dated as of ~~February 5~~May 29, 2025

LOAN AND SECURITY AGREEMENT

dated as of December 8, 2023 among

CPCI FUNDING SPV, LLC,

as Borrower

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent and

CRESCENT PRIVATE CREDIT INCOME CORP.,

as Servicer

"Lender Participant" has the meaning set forth in Section 10.06(c).

"Lenders" has the meaning set forth in the introductory section of this Agreement. "Leverage Ratio" with respect to any Portfolio Investment and for the period of four fiscal quarters ending on the most recently ended quarter prior to such date, the meaning of "Leverage Ratio" (for such applicable lien or level within the capital structure) or any comparable definition relating to indebtedness in the Underlying Instruments for such Portfolio Investment, in each case giving effect to the netting of cash from such calculation to the extent permitted in such Underlying Instruments (determined based on the period of four fiscal quarters ending on the most recently ended quarter prior to such date for which financial statements are available); provided that in the event that such term is not so defined in the Underlying Instruments for such Portfolio Investment, Leverage Ratio will be calculated on a consolidated basis for the applicable obligor and its consolidated affiliates, without duplication, as the ratio of (a) indebtedness for borrowed money (for such applicable lien or level within the capital structure) to (b) EBITDA in accordance with GAAP or IFRS, as applicable, as determined by the Administrative Agent in its commercially reasonable judgement (and notified to the Collateral Administrator).

"Liabilities" has the meaning set forth in Section 5.03.

"Lien" means any security interest, lien, charge, pledge, preference or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

"Liquid Portfolio Investment" means any Portfolio Investment that, on the applicable date of determination (i) in the case of a Loan, has a price available through LoanX/Markit Group Limited with a bid depth of at least two (2) or (ii) in the case of a bond, has a traded volume through TRACE of at least U.S.$5,000,000 during the thirty day period immediately preceding such date of determination.

"Loan" means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

"Loan Documents" means this Agreement, the Sale and Participation Agreement, the Administrative Agency Fee Letter, the First Amendment Administrative Agency Fee Letter, the Account Control Agreement, any Equity Commitment Letter, the Third Amendment Effective Date Letter and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

"Margin Stock" has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

"Market Value" means, on any date of determination, (i) with respect to any Senior Secured Loan or Second Lien Loan, (a) in the case of a Loan, the average indicative bid-side price (expressed as a percentage) determined by LoanX/Markit Group Limited and (b) in the case of a bond, the average indicative bid-side price for such bond as reported by TRACE (or, if the Administrative Agent determines in its sole discretion that such bid price or TRACE price is not available or is not indicative of the actual current market value, the market value of such Senior Secured Loan, Second Lien Loan or bond as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (ii) with respect to any other Portfolio Investment, the market value of such Portfolio of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby, (v) changes any of the provisions of this definition or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder or (vi) alters the allocation of voting rights among the Lenders.

"Maturity Date" means the date that is the earliest of (1) the Scheduled Termination Date (including any extensions thereof) set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated in full and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

"Maturity Extension Request" means a written request by the Company to the Administrative Agent occurring after July 8, 2024 (with a copy to the Collateral Agent) to extend the Scheduled Termination Date to the earlier of (i) 364 days from the Scheduled Termination Date in effect immediately prior to such request and (ii) 4 years from the date the Maturity Extension Request becomes effective; provided that (x) the Company may not make more than two Maturity Extension Requests, (y) the Maturity Extension Request may not be made if an Event of Default has occurred and is continuing, a Market Value Event has occurred or, without limitation to the foregoing, the Maturity Date has otherwise occurred and (z) the first Maturity Extension Request must be received by the Administrative Agent prior to the end of the Reinvestment Period.

"Maximum Rate" has the meaning set forth in Section 10.08.

"Mezzanine Obligation" means, with respect to any obligor, any unsecured, subordinated debt of such obligor.

"Minimum Funding Amount" means, with respect to the Financing Commitment, on any date of determination, the amount set forth in the table below; provided that, on and after any Commitment Increase Date, the Minimum Funding Amount shall be the amount set forth in the last row below (after giving effect to any prior Commitment Increase Request) plus an amount equal to 75% of the aggregate amount by which the Financing Commitments were increased on each Commitment Increase Date:

Period Start Date (from and including)	Period End Date (to but excluding)	Minimum Funding Amount ~~(% of Financing Commitment)~~
Effective Date	March 8, 2024	15% of Financing Commitment in effect at such time
March 8, 2024	June 8, 2024	30% of Financing Commitment in effect at such time
June 8, 2024	September 8, 2024	45% of Financing Commitment

"MV Cure Account" means the account established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary; provided that, for purposes of all calculations under this Agreement, amounts on deposit in any Designated AA Account shall be deemed to be deposited into the MV Cure Account.

"Nationally Recognized Valuation Provider" means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Valuation Research Corporation, (iii) Duff & Phelps Corp., (iv) Hilco Capital and (v) Houlihan Lokey Howard & Zukin; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned)) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Servicer; provided, further, that the Administrative Agent may remove any provider from this definition by written notice to the Company and the Servicer so long as, after giving effect to such removal, there are at least three providers designated pursuant to this definition.

"Net Advances" means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts (including, in each case, cash and Eligible Investments) representing Principal Proceeds (other than Principal Proceeds that have been designated to pay a portion of the purchase price in respect of any Purchase Commitments which have traded but not settled).

"Net Asset Value" means, on any date of determination, the sum of (A) the sum of the product for each Portfolio Investment, other than, for any Loan, the unfunded commitment amount of a Business Days prior to the commencement of such Calculation Period for rates with a tenor of three months, as such rate is published by the CME Term SOFR Administrator.

"Term SOFR Reference Rate" means, for any day and time (such day, the "Term SOFR Determination Day"), for each Calculation Period relating to an Advance denominated in USD, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR; provided that if the Term SOFR Reference Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement. If by 5:00 pm (Central Standard time) on the fifth (5th) Business Day immediately following any Term SOFR Determination Day, the "Term SOFR Reference Rate" for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

"Third Amendment" means the amendment, date as of the Third Amendment Effective Date, by and among the Company, the Administrative Agent, the Collateral Agent, the Collateral Administrator the Securities Intermediary, the Servicer and the lenders party thereto.

"Third Amendment Effective Date" means May 29, 2025.

"Third Amendment Effective Date Letter" means the letter agreement dated as of the Third Amendment Effective Date between the Company and the Administrative Agent.

"Trade Date" has the meaning set forth in Section 1.03.

"Transaction Schedule" has the meaning set forth in the introductory section of this

Agreement.

"Treaty" means the Convention Between the Government of the United States of America and the Government of Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital Gains, as amended.

"Treaty Beneficiary" means, within the meaning of the Treaty, (a) a resident or citizen of the United States; (b) a resident of Ireland that is a qualified person; (c) a fiscally transparent Person for both U.S. and Irish tax purposes, provided that all income, profit and gain derived by such fiscally transparent Person is treated for both U.S. and Irish tax purposes as income, profit or gain of Persons described in clause (a) or (b); or (d) a bank, provided that if such bank is not a resident of either the United States or Ireland (within the meaning of the Treaty), all payments made to such bank pursuant to this Agreement are (for purposes of the Treaty) solely attributable to a permanent establishment of such bank that is located in the United States or Ireland.

"UCC" means the Uniform Commercial Code in effect in the State of New York. "Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark

Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

"Uncertificated Security" has the meaning set forth in the UCC.

the first day but excluding the last day). Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(e)
The Company agrees to pay the Administrative Agent on the Effective Date an upfront fee as specified in the Administrative Agency Fee Letter. The Company agrees to pay the Lenders on or before the Third Amendment Effective Date, an upfront fee in an aggregate amount specified in the Third Amendment Effective Date Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f)
The Company agrees to pay the Administrative Agent on the date on which a Maturity Extension Request is consented to by the Administrative Agent, for the account of each Lender, a fee equal to the product of (x) 0.20%, (y) the aggregate amount of Financing Commitments being extended pursuant to such Maturity Extension Request and (z) a fraction, the numerator of which equals the number of days by which the facility is being extended and the denominator of which equals 365. The payment of such fee on such date shall be a condition precedent to the effectiveness of the extension of the Scheduled Termination Date and the Reinvestment Period, if applicable, pursuant to such Maturity Extension Request.

(g)
Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(c). All such prepayments shall be accompanied by accrued and unpaid interest.

(h)
The Company agrees to pay to the Administrative Agent the Administrative Agency Fee in the amount and in accordance with the terms specified in the First Amendment Administrative Agency Fee Letter.

SECTION 4.04. MV Cure Account.

(a)
The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be held in cash or invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders). Income earned on such Eligible Investments shall be deposited into the MV Cure Account. All amounts contributed to the Company by Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b)
Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent, in which case, the Administrative Agent shall give the Company prior written notice of any such withdrawal)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment) or at the option of the Company may be applied to make a prepayment on the Advances pursuant to Section 4.03(c)(i); provided that the

SCHEDULE 1

Transaction Schedule

1.
Types of Financing Available Financing Limit

Advances yes (i) Prior to ~~any Commitment Increase~~the Third Amendment Effective Date: U.S.$150,000,000, (ii) on and after the Third Amendment Effective Date, U.S.$~~150,000,000; After~~ 375,000,000 plus after a Commitment Increase Date, ~~U.S.$150,000,000 plus~~ the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$500,000,000 in the aggregate, in each case, as reduced from time to time pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, (I) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in any Permitted Non-USD Currency does not exceed an amount equal to the lesser of (A) the product of

(i) 25% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in any Permitted Non-USD Currency, (II) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in GBP does not exceed an amount equal 10% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in CHF.

2.
Lenders Financing Commitment

JPMorgan Chase Bank, National Association (i) Prior to ~~any Commitment Increase~~the Third

Amendment Effective Date: U.S.$150,000,000, (ii) on and after the Third Amendment Effective Date, U.S.$~~150,000,000; After~~375,000,000, plus after a Commitment Increase Date, ~~U.S.$150,000,000 plus~~ the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$500,000,000 in the aggregate, in each case, as reduced from time to time pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, (I) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in any Permitted Non-USD Currency does not exceed an amount equal to the lesser of

(A) the product of (i) 25% and (ii) the Financing Commitment then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in any Permitted Non-USD Currency,

(II) the Dollar Equivalent of the aggregate outstanding

principal amount of all Advances denominated in GBP does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Commitment then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in GBP, (III) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in AUD does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Commitment then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in AUD, (IV) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in NZD does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in NZD, (V) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in SEK does not exceed an amount equal to the lesser of (A) the product of (i) 5% and

2.1.1.
the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in SEK and (VI) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in CHF does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in CHF.

3.
Scheduled Termination Date: December 8, 2028.

4.
Interest Rates

Applicable Margin for Advances: On any date of determination, with respect to interest based on any Benchmark, ~~2.25~~2.13% (subject to increase in accordance with Section 3.01(b)); provided that, in the case of Advances denominated in GBP, the Applicable Margin for Advances shall be the applicable percentage specified above plus 0.1193% per annum.

With respect to interest on any Base Rate Advance, ~~2.25~~2.13% (subject to increase in accordance with Section 3.01(b)); provided that, in the case of Advances denominated in GBP, the Applicable Margin for Advances shall be the applicable percentage specified above plus 0.1193% per annum.

5.
Account Numbers

Custodial Account:

Interest Collection Account: Principal Collection Account: MV Cure Account:

****

****

****

****

Unfunded Exposure Account: ****

Permitted Non-USD Currency Accounts:

AUD:

AUD Custodial Account: ****

AUD Interest Collection Account: AUD Principal Collection Account:

****

****

(after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed five (5) days) (a "Defaulted Obligation").

8.
The timely repayment of such obligation is not subject to non-credit-related risk as determined by the Servicer in its good faith and reasonable judgment.

9.
It is not at the time of purchase or commitment to purchase the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

10.
Such obligation is not an equity security and does not provide, on the date of Purchase, for conversion or exchange at any time over its life into an equity security.

11.
Such obligation provides for periodic payments of at least 80.0% of the accrued and unpaid interest thereon in cash at least semi-annually.

12.
Such obligation will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.

13.
The Portfolio Investment has been Delivered to the Collateral Agent.

14.
(i) The Administrative Agent is an "Eligible Assignee" (as such term, or comparable term, is defined in the Underlying Instruments in respect of such Portfolio Investment) and such Portfolio Investment is otherwise permitted to be entered into by, sold or assigned to the Administrative Agent and (ii) the Company has delivered to the Collateral Agent to hold in custody in accordance with this Agreement (to be provided to the Administrative Agent following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event) an assignment agreement duly executed by the administrative agent and/or obligor (as required to effect an assignment pursuant to such Underlying Instruments) in respect of such Portfolio Investment, naming the Administrative Agent as assignee.

15.
Following the relevant Trade Date, such Portfolio Investment has not been amended to (a) reduce the principal amount of such Portfolio Investment, (b) postpone the maturity date or any scheduled prepayment date in respect of such Portfolio Investment, (c) alter the pro rata allocation or sharing of payments or distributions required by any related Underlying Instruments in a manner adverse to the Company, (d) release any material guarantor of such Portfolio Investment from its obligations, or (e) terminate or release any lien on a material portion on the collateral securing such Portfolio Investment, in each case without the prior written consent of the Administrative Agent (at the direction of the Required Financing Providers); provided that this clause 15 shall not be applicable for purposes of Section 1.03 of the Agreement.

16.
Such obligation is not underwritten as a real estate loan principally secured by real property.

~~17.~~
~~Such~~Other than with respect to Recurring Revenue Loans approved by the Administrative Agent, such obligation is not issued by obligors with EBITDA for the period of four fiscal quarters ending on the most recently ended quarter prior to such date (calculated in accordance with the Underlying Instruments in respect of such Portfolio Investment, as determined by the Company or the Servicer, in each case in its commercially reasonable judgment) of less than U.S.$15,000,000.

SCHEDULE 4

Concentration Limitations

The "Concentration Limitations" shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments (other than any Ineligible Investments) owned (or in relation to a proposed purchase of a Portfolio Investment, proposed to be owned) by the Company comply with all the requirements set forth below:

17.1.
(a) During the Ramp-Up Period, Portfolio Investments issued by a single obligor and its Affiliates may not exceed an aggregate principal balance equal to U.S.$15,000,000 and

(b) following the Ramp-Up Period, Portfolio Investments issued by a single obligor and its affiliates may not exceed 5% of Collateral Principal Amount; provided that, for purposes of this subclause (b), Portfolio Investments that are Senior Secured Loans (other than (x) Recurring Revenue Loans or (y) Senior Secured Loans or Second Lien Loans issued by obligors with EBITDA for the period of four fiscal quarters ending on the most recently ended quarter prior to such date (calculated in accordance with the Underlying Instruments in respect of such Portfolio Investment, as determined by the Company or the Servicer, in each case in its commercially reasonable judgment) of less than U.S.$20,000,000) issued by three (3) obligors and their Affiliates may constitute up to 7.5% of the Collateral Principal Amount.

17.2.
Not less than 90.0% of the Collateral Principal Amount may consist of Senior Secured Loans and, in each case, cash and Eligible Investments on deposit in the Collateral Accounts as Principal Proceeds.

17.3.
Not more than 10.0% of the Collateral Principal Amount may consist of Second Lien Loans and Liquid Portfolio Investments that are unsecured.

17.4.
Not more than 20.0% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to the same Moody's Industry Classification; provided that Portfolio Investments that are issued by obligors that belong to (i) one Moody's Industry Classification (other than Industry Codes 11, 12, 15, 22 and

30) may constitute up to 25.0% of the Collateral Principal Amount and (ii) Moody's Industry Classification Industry Code 15 may constitute up to 35.0% of the Collateral Principal Amount; provided that, with respect to the exception set forth in this subclause (ii), Portfolio Investments that are issued by obligors with (x) the Moody's Sub-Industry Classification (1) Healthcare providers and services, (2) Healthcare Technology, (3) Healthcare Equipment & Supplies or (4) Other Healthcare may not each constitute more than 20.0% of the Collateral Principal Amount and (y) the Moody's Sub-Industry Classification Dental may not each constitute more than 10.0% of the Collateral Principal Amount. As used herein, "Moody's Industry Classifications" and "Moody's Sub-Industry Classifications" mean the industry classifications set forth in Schedule 6 hereto, as such industry classifications shall be updated at the option of the Servicer (with the consent of the Administrative Agent) if Moody's publishes revised industry classifications.

17.5.
The Unfunded Exposure Amount shall not exceed 5.0% of the Collateral Principal Amount.

17.6.
Other than with respect to Recurring Revenue Loans approved by the Administrative Agent, not more than ~~10.0~~15.0% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors with EBITDA for the period of four fiscal quarters ending on the most recently ended quarter prior to such date (calculated in accordance with the Underlying Instruments in respect of such Portfolio Investment, as determined by the Company or the Servicer, in each case in its commercially reasonable judgment) of less than U.S.$20,000,000.

17.7.
Not more than an aggregate of 25.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in a Permitted Non-USD Currency; provided, that (v) not more than an aggregate of 10.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in CHF, (w) not more than an aggregate of 10.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in GBP, (x) not more than an aggregate of 10.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in AUD, (y) not more than an aggregate of 10.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in NZD and (z) not more than an aggregate of 5.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in SEK.

17.8.
Not more than an aggregate of 25.0% of the Collateral Principal Amount may consist of Portfolio Investments whose obligors are organized in Eligible Jurisdictions other than the United States; provided, that not more than an aggregate of 5.0% of the Collateral Principal Amount may consist of Portfolio Investments whose obligors are organized in New Zealand.

~~17.9.~~
~~Not less than 15.0% of the Collateral Principal Amount may consist of Liquid Portfolio Investments~~[Reserved].

17.10.
Not more than an aggregate of 5% of the Collateral Principal Amount may consist of Recurring Revenue Loans.

17.11.
Other than with respect to Recurring Revenue Loans approved by the Administrative Agent, not more than an aggregate of 15.0% of the Collateral Principal Amount may consist of Portfolio Investments the obligor of which has a Leverage Ratio greater than 7.5x.